Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS FIRST QUARTER RESULTS

Per Share Net Income of $0.20 and Normalized FFO of $0.31

Reaffirms Estimate of $2.5 Billion in 2019 Acquisitions

Birmingham, AL – May 2, 2019 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2019 and recent highlights.

“As MPT executes on its robust $5 billion pipeline, considerable progress has been made on our previously announced Healthscope acquisition with the securing of financing and the scheduling by Healthscope on May 22 of its shareholder meeting,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “We expect to close on this $859 million transaction during the second quarter. In another transaction, MPT has expanded its footprint in the UK with the acquisition of BMI Harbour Hospital, an acute care hospital located in Poole, England. In the capital markets, we had outstanding execution in the first quarter raising approximately $400 million through our ‘at-the-market’ program, in anticipation of substantial acquisition activity throughout the remainder of 2019.”

FIRST QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.20 and Normalized Funds from Operations (“NFFO”) of $0.31 in the first quarter both on a per diluted share basis;

•	Acquired the freehold interest of the BMI Harbour Hospital, an acute care hospital located in the highly desirable area of Poole, England, for approximately $45.4 million;

•	Agreed with a syndicate of banks to terms of an Australian $1.2 billion unsecured term loan;

•

Sold 22.6 million common shares for approximately $400 million through the Company’s “at-the-market” program totaling 28.2 million shares and $494 million since commencement of sales in 2018’s fourth quarter.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2018 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

PORTFOLIO UPDATE

In April, MPT closed on the acquisition of BMI Harbour Hospital for $45.4 million at a GAAP yield of almost 7.0%. The 29-bed acute care hospital located in Poole, England, an affluent coastal city southwest of London, is MPT’s fourth hospital in the UK, and is operated by BMI Healthcare, one of the largest private hospital operators in the UK, and a new relationship for MPT. The Company acquired the freehold asset subject to an in-place lease with 14 years remaining on its initial term and a highly attractive fixed escalator.

Since November 2018, the Company has sold 28.2 million shares of common stock under its “at-the-market” program generating approximately $494 million of proceeds, further strengthening its balance sheet. Of that amount, approximately $400 million was generated in the first quarter of 2019. This positions MPT with sector-leading leverage of 5.0 times EBITDA assuming completion of the Healthscope transaction and $2.25 billion in liquidity from $1.0 billion in cash and $1.25 billion of availability on the revolver.

The Company has pro forma (including Healthscope and BMI Harbour) total gross assets of approximately $10.2 billion, including $7.8 billion in general acute care hospitals, $1.6 billion in inpatient rehabilitation hospitals, and $0.3 billion in long-term acute care hospitals. This pro forma portfolio includes 288 properties representing more than 33,000 licensed beds in 29 states and in Germany, the United Kingdom, Italy, Spain and Australia. The properties are leased to or mortgaged by 32 hospital operating companies.

OPERATING RESULTS AND OUTLOOK

Net income for the first quarter of 2019 was $75.8 million (or $0.20 per diluted share), compared to $90.6 million (or $0.25 per diluted share) in the first quarter of 2018.

NFFO for the first quarter of 2019 was $117.8 million compared to $131.5 million in the first quarter of 2018. Per share NFFO was $0.31 per diluted share in the first quarter of 2019, compared to $0.36 per diluted share in the first quarter of 2018.

The change in net income and NFFO from 2018’s first quarter is attributable to more than $1.5 billion in asset sales throughout 2018, including the sale of a 50% interest in 71 German hospitals by way of a joint venture arrangement.

The Company reaffirmed its estimate of 2019 acquisitions of $2.5 billion, upon which completion, the Company expects an annual run-rate of $1.02 to $1.04 per diluted share for net income and $1.54 to $1.56 per diluted share for NFFO. The Company’s previous guidance regarding calendar year 2019 net income and NFFO is suspended pending clarity on the timing of closing these anticipated acquisitions.

A reconciliation of NFFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets in amounts that are different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from our equity investments vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, May 2, 2019 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2019. The dial-in numbers for the conference call are 844-535-3969 (U.S.) and 409-937-8903 (International); both numbers require passcode 8498286. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through May 16, 2019. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and International callers is 8498286.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust that provides capital to hospitals located throughout the U.S. and other countries. We focus exclusively on hospitals, which is where the highest intensity of care is provided to patients. MPT is currently the second-largest non-governmental owner of hospital beds in the U.S. Our financing model allows owners of hospitals to unlock the value of their underlying real estate, primarily through sale leaseback transactions. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; annual run-rate net income and NFFO per share; the amount of acquisitions of healthcare real estate, if any; estimated leverage; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in equity investments and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	March 31, 2019	December 31, 2018
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$5,394,092	$5,268,459
Mortgage loans	1,214,780	1,213,322
Net investment in direct financing leases	684,547	684,053

Gross investment in real estate assets	7,293,419	7,165,834
Accumulated depreciation and amortization	(498,915)	(464,984)

Net investment in real estate assets	6,794,504	6,700,850

Cash and cash equivalents	995,548	820,868
Interest and rent receivables	24,788	25,855
Straight-line rent receivables	243,556	220,848
Equity investments	506,123	520,058
Other loans	365,402	373,198
Other assets	301,532	181,966

Total Assets	$9,231,453	$8,843,643

Liabilities and Equity
Liabilities
Debt, net	$4,023,568	$4,037,389
Accounts payable and accrued expenses	188,956	204,325
Deferred revenue	9,979	13,467
Obligations to tenants and other lease liabilities	118,474	27,524

Total Liabilities	4,340,977	4,282,705
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 391,839 shares at March 31, 2019 and 370,637 shares at December 31, 2018	392	371
Additional paid-in capital	4,803,672	4,442,948
Retained earnings	141,427	162,768
Accumulated other comprehensive loss	(67,892)	(58,202)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders’ Equity	4,876,822	4,547,108
Non-controlling interests	13,654	13,830

Total Equity	4,890,476	4,560,938

Total Liabilities and Equity	$9,231,453	$8,843,643

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2019	March 31, 2018
Revenues
Rent billed	$108,598	$128,011
Straight-line rent	20,651	15,791
Income from direct financing leases	17,280	17,681
Interest and other income	33,925	43,563

Total revenues	180,454	205,046
Expenses
Interest	50,551	57,023
Real estate depreciation and amortization	33,352	35,802
Property-related	3,066	2,184
General and administrative	23,451	17,818

Total expenses	110,420	112,827
Other income (expense)
Gain on sale of real estate, net	—	1,467
Earnings from equity interests	3,720	3,271
Other	204	(4,739)

Total other income (expense)	3,924	(1)

Income before income tax	73,958	92,218
Income tax benefit (expense)	2,333	(1,175)

Net income	76,291	91,043
Net income attributable to non-controlling interests	(469)	(442)

Net income attributable to MPT common stockholders	$75,822	$90,601

Earnings per common share - basic and diluted:
Net income attributable to MPT common stockholders	$0.20	$0.25

Weighted average shares outstanding - basic	380,551	364,882
Weighted average shares outstanding - diluted	381,675	365,343
Dividends declared per common share	$0.25	$0.25

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2019	March 31, 2018
FFO information:
Net income attributable to MPT common stockholders	$75,822	$90,601
Participating securities’ share in earnings	(476)	(195)

Net income, less participating securities’ share in earnings	$75,346	$90,406
Depreciation and amortization	39,854	36,517
Gain on sale of real estate, net	—	(1,467)

Funds from operations	$115,200	$125,456

Write-off of straight-line rent and other, net of tax benefit	2,596	6,059

Normalized funds from operations	$117,796	$131,515

Share-based compensation	6,715	1,856
Debt costs amortization	2,067	1,789
Straight-line rent revenue and other	(28,050)	(23,425)

Adjusted funds from operations	$98,528	$111,735

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.20	$0.25
Depreciation and amortization	0.10	0.09
Gain on sale of real estate, net	—	—

Funds from operations	$0.30	$0.34
Write-off of straight-line rent and other, net of tax benefit	0.01	0.02

Normalized funds from operations	$0.31	$0.36
Share-based compensation	0.02	0.01
Debt costs amortization	0.01	—
Straight-line rent revenue and other	(0.08)	(0.06)

Adjusted funds from operations	$0.26	$0.31

Notes:

(A) Certain line items above (such as real estate depreciation) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Annual Run-Rate Guidance Reconciliation

(Unaudited)

	Annual Run-Rate Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.02	$1.04
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.02	$1.04
Depreciation and amortization	0.51	0.51

Funds from operations	$1.53	$1.55
Other adjustments	0.01	0.01

Normalized funds from operations	$1.54	$1.56

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

March 31, 2019
Total Assets	$9,231,453
Add:
Binding real estate commitments on new investments(2)	929,964
Unfunded amounts on development deals and commenced capital improvement projects(3)	214,722
Accumulated depreciation and amortization	498,915
Incremental gross assets of our joint ventures(4)	367,390
Less:
Cash and cash equivalents	(995,548)

Pro Forma Total Gross Assets(5)	$10,246,896

(2)	Reflects a commitment to acquire 11 facilities in Australia, along with the acquisition of two facilities in April 2019.
(3)	Includes $77.4 million unfunded amounts on ongoing development projects and $137.3 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(4)	Adjustment needed to reflect our share of our joint venture’s gross assets.
(5)

Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is fully used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.